UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 26, 2008
(August 20, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01  Other Events.

On January 12, 2008, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc. (“PNMR”), reached a definitive agreement to sell its natural gas operations to New Mexico Gas Company (“NMGC”), a subsidiary of Continental Energy Systems LLC (“Continental”), for $620 million in cash.  The agreement contains a number of customary representations and warranties and indemnification provisions as well as closing conditions, including regulatory and third party approvals.   The sale of the natural gas operations is subject to, among other conditions, receiving approval from the New Mexico Public Regulation Commission (“NMPRC”).

On August 20, 2008, PNM, NMGC, the NMPRC staff, the New Mexico Attorney General’s Office and the International Brotherhood of Electrical Workers Local 611 signed a stipulation supporting approval of the pending sale. Other parties may oppose the stipulation or take no position. The NMPRC Hearing Examiner assigned to the case has scheduled hearings to start September 16, 2008, after which she will send the stipulation to the NMPRC with her recommendations.  The NMPRC will consider the stipulation and whether to approve the sale after the September 16 hearings.

The stipulation provides that, consistent with NMPRC precedent, PNM will retain all of the gain on the sale.  According to the stipulation, PNM and the New Mexico Attorney General agree to drop their respective New Mexico Supreme Court appeals regarding the NMPRC’s decision in PNM’s 2007 gas rate case.

    On August 20, 2008, PNMR issued a press release announcing the stipulation.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number                    Exhibit

99.1	Press Release dated August 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: August 26, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)